SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549




                           FORM 8-K



                        CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)           June 28, 1995


                 Northern States Power Company
(Exact name of registrant as specified in its charter)


                           Minnesota
        (State or other jurisdiction of incorporation)


           1-3034                                           41-0448030
(Commission File Number)                   (IRS Employer Identification No.)


          414 Nicollet Mall, Mpls, MN                         55401
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code            612-330-5500



(Former name of former address, if changed since last report)


Item 5.   Other Events

On June 28, 1995, Northern States Power Company, a Minnesota corporation (the "Company") entered into an Underwriting Agreement and filed with the Securities and Exchange Commission a prospectus supplement relating to $250,000,000 in aggregate principal amount of the Company's First Mortgage Bonds, Series due July 1, 2025.


Item 7.   Financial Statements and Exhibits

          Exhibits

    1.01 Underwriting Agreement, dated June 28, 1995, between Northern States Power Company and PaineWebber Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, and Lehman Brothers relating to $250,000,000 First Mortgage Bonds, Series due July 1, 2025.

    4.01 Supplemental Trust Indenture dated June 1, 1995, between Northern States Power Company and Harris Trust and Savings Bank as Trustee, creating $250,000,000 principal amount First Mortgage Bonds, Series due July 1, 2025.

   12.01  Computation of ratio of earnings to fixed charges.


                          SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Northern States Power Company
                                       (a Minnesota Corporation)


                                       By (Edward J. McIntyre)
                                          Edward J. McIntyre
                                          Vice President and Chief
                                            Financial Officer



Dated: June 29, 1995

                            EXHIBIT INDEX

Method of        Exhibit
 Filing            No.       Description

  DT               1.01      Underwriting Agreement for the New Bonds.
  DT               4.01      Supplemental Trust Indenture for the New Bonds.
  DT              12.01      Computation of ratio of earnings to fixed charges.

DT -- Filed electronically with this direct transmission.